UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
____________________

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Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

LIFEVANTAGE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LifeVantage Corporation
3300 Triumph Blvd., Suite 700
Lehi, Utah 84043
SUPPLEMENT NO. 1 TO PROXY STATEMENT FOR LIFEVANTAGE CORPORATION
2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
NOVEMBER 6, 2023
Dated October 2, 2023
This Supplement No. 1 to the Definitive Proxy Statement (such Definitive Proxy Statement, the “Proxy Statement”) of LifeVantage Corporation, a Delaware corporation (“the “Company”), filed on Schedule 14A with the Securities and Exchange Commission on September 22, 2023 in connection with the Company’s fiscal year 2024 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”) is being filed for the purpose of reporting the number of shares of common stock of the Company issued and outstanding as of the close of business on September 27, 2023 (the “Record Date”). As of the close of business on the Record Date, there were 12,706,604 shares of common stock issued and outstanding, which are entitled to be voted at the Annual Meeting.
Except as specifically revised by the information contained herein, this Supplement No. 1 does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This Supplement No. 1 should be read together with the Proxy Statement, and, from and after the date of this Supplement No. 1, any reference to the “Proxy Statement” shall be deemed to include the Proxy Statement as supplemented hereby.